Exhibit 10.2

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made and entered into as of September 28, 2025, by and among Electronic Arts Inc., a Delaware corporation (the “Company”), and the stockholders of the Company listed on Schedule A hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Oak-Eagle Acquireco, Inc., a Delaware corporation (“Parent”), Oak-Eagle Mergerco, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company, are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger;

WHEREAS, as of the date hereof, each Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d‑3 under the Securities Exchange Act of 1934 (the “Exchange Act”, as amended), which meaning will apply for all purposes of this Agreement; provided, that all options, warrants, restricted stock units and other convertible securities are included even if not exercisable within sixty (60) days of the date hereof) of the number of shares of common stock, par value $0.01 per share, of the Company (the “Company Stock”) as set forth next to such Stockholder’s name on Schedule A hereto, being all of the shares of Company Stock owned of record or beneficially by such Stockholder as of the date hereof (with respect to such Stockholder, the “Owned Shares” and, the Owned Shares together with such Stockholder’s Additional Shares (as defined herein), such Stockholder’s “Covered Shares”);

WHEREAS, the Company Board has, by unanimous vote of the directors voting, (a) determined that the terms of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, (b) determined that it is in the best interests of the Company and its stockholders and declared it advisable to enter into the Merger Agreement, (c) approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated thereby upon the terms and subject to the conditions contained therein, (d) resolved to recommend that the stockholders of the Company vote to adopt the Merger Agreement, in each case on the terms and subject to the conditions set forth in the Merger Agreement and (e) directed that the Merger Agreement be submitted to the Company’s stockholders for their adoption; and

WHEREAS, as an inducement and condition for Parent and Merger Sub to enter into the Merger Agreement, each Stockholder has agreed to enter into this Agreement with respect to such Stockholder’s Covered Shares.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.           Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

“Additional Shares” means, with respect to a Stockholder, any additional shares of Company Stock or other voting securities of the Company that such Stockholder may acquire record and/or beneficial ownership of after the date hereof (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or issued upon the exercise of any options, the settlement of any restricted stock or other conversion of any convertible securities).

“Expiration Time” means the earlier to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be validly terminated pursuant to Article VIII thereof, (c) the Company Board effecting a Change of Recommendation, or (d) with respect to Section 2 only, receipt by the Company of the Company Stockholder Approval.

“Lien” means any lien, encumbrance, hypothecation, adverse claim, charge, mortgage, security interest, pledge or option, proxy, right of first refusal or first offer, preemptive right, deed of trust, servitude, voting agreement, voting trust, transfer restriction or any other similar restriction.

“Permitted Lien” means (a) any Lien arising under this Agreement, (b) any applicable restrictions on transfer under the Securities Act and (c) with respect to Company Options or Company RSU Awards, any Lien created by the terms of any applicable Company Stock Plan or award agreement thereunder.

2.            Agreement to Vote the Covered Shares.

2.1         From the execution and delivery of this Agreement until the Expiration Time, at every meeting of the Company’s stockholders at which any of the following matters are to be voted on (and at every adjournment or postponement or recess thereof),  and in any other circumstance, however called, including in connection with any request for an action by consent of the Company’s stockholders in lieu of a meeting, each Stockholder shall vote (including by providing proxy) or execute and deliver a consent with respect to, all of such Stockholder’s Covered Shares (or cause the holder(s) of record on any applicable record date to vote (including by providing proxy) or execute and deliver a consent with respect to all of such Stockholder’s Covered Shares):

(a)           in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement;

(b)           in favor of the adoption of any amended and restated Merger Agreement or amendment to the Merger Agreement;

(c)          in favor of the approval of any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes present for there to be a quorum or for the adoption of the Merger Agreement (or any amendment thereto) on the date on which such meeting is held, or if the Company or Parent proposes or requests such adjournment or proposal, in each case, in accordance with the Merger Agreement; and

(d)           against any Acquisition Proposal or any action or proposal in furtherance of any Acquisition Proposal, including, in each case, any Superior Proposal, without regard to the terms thereof.

2.2          From the execution and delivery of this Agreement until the Expiration Time, at every meeting of the Company’s stockholders (and at every adjournment or postponement or recess thereof), each Stockholder shall appear in person at such meeting or shall cause such Stockholder’s Covered Shares to be represented by proxy and shall otherwise cause all of such Stockholder’s Covered Shares to be counted for the purposes of establishing a quorum at such meeting (or, with respect to any such Covered Shares that such Stockholder owns beneficially but not of record, such Stockholder shall cause the holder(s) of record of such shares as of any applicable record date for determining such stockholders entitled to vote at the meeting to be represented in person or by such proxy at such meeting as provided herein and to be counted as present for purposes of establishing a quorum). Each Stockholder hereby appoints the Company and any designee of the Company, and each of them individually, until the Expiration Time (at which time this proxy shall automatically be revoked), as its proxy and attorney-in-fact, with full power of substitution and re-substitution, to vote or act by written consent during the term of this Agreement with respect to the Covered Shares in accordance with Section 2.1 hereof in the event the Stockholder fails to comply with its obligation under this Agreement or attempts or purports to vote (or provide consent with respect to), or cause any other Person to vote or provide consent with respect to, the Stockholder’s Covered Shares in a manner inconsistent with the terms of this Agreement. This proxy and power of attorney is given to secure the performance of the duties of the Stockholders under this Agreement. Each Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by each Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by such Stockholder with respect to the Covered Shares. The power of attorney granted by each Stockholder herein is a durable power of attorney and shall survive the bankruptcy, death or incapacity of such Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

3.           Waiver of Appraisal Rights and Certain Other Actions. Each Stockholder hereby irrevocably and unconditionally waives and agrees not to exercise any and all appraisal rights under Section 262 of the DGCL with respect to all of such Stockholder’s Covered Shares owned (beneficially or of record) by such Stockholder with respect to the Merger.

4.           Fiduciary Duties. Each Stockholder is entering into this Agreement solely in its capacity as the record holder and/or beneficial owner of such Stockholder’s Covered Shares. Without limiting the terms of the Merger Agreement in any respect, nothing in this Agreement shall in any way attempt to limit or affect any actions taken by any Stockholder or its Affiliates’ designee(s) or beneficial owner(s) serving on the Company Board (in any such director’s capacity as such) or any such Stockholder, in his or her capacity as a director, officer or employee of the Company or any of its Affiliates, from complying with his or her fiduciary obligations to the extent acting in such designee’s or beneficial owner’s capacity as a director, officer or employee of the Company. Without limiting the terms of the Merger Agreement in any respect, no action taken (or omitted to be taken), including but not limited to any action contemplated by Section 3 hereof, by any such designee, beneficial owner or Stockholder taken (or omitted to be taken) by such person in his or her capacity as a director, officer or employee of the Company or any of its Affiliates, shall be deemed to constitute a breach of this Agreement.

5.           Representations and Warranties of the Stockholder. Each Stockholder hereby represents and warrants to the Company that:

5.1          Due Authority. Such Stockholder has the full power and capacity to make, enter into and carry out the terms of this Agreement and the other definitive documentations contemplated hereby. If an entity, such Stockholder is duly organized, validly existing and in good standing (to the extent such concept exists) in accordance with the laws of its jurisdiction of formation, as applicable. The execution and delivery of this Agreement, the performance of such Stockholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder, and this Agreement constitutes a valid and binding obligation of such Stockholder enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar applicable Laws affecting or relating to creditors’ rights generally and equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

5.2         Ownership of the Covered Shares. (a) Such Stockholder is, as of the date hereof, the beneficial and/or record owner of such Stockholder’s Covered Shares, all of which are free and clear of any Liens, other than Permitted Liens, and (b) subject only to community property laws, if applicable, such Stockholder has sole voting power over all of such Stockholder’s Covered Shares and no person (other than such Stockholder and any person under common control with such Stockholder) has a right to acquire any of the Covered Shares held by such Stockholder. Such Stockholder has not entered into any agreement to Transfer any Covered Shares. As of the date hereof, such Stockholder does not own, beneficially or of record, any shares of Company Stock or other voting shares of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any shares of Company Stock or other voting shares of the Company) other than the Owned Shares, except as set forth on Schedule A.

5.3          No Conflict: Consents.

(a)          The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement does not and will not: (i) violate any  Laws applicable to such Stockholder or (ii) result in any breach of or constitute a default under any Contract or obligation to which such Stockholder is a party or by which such Stockholder is subject or (iii)  if an entity, violate the certificate of incorporation, bylaws, operating agreement, limited partnership agreement or any equivalent organizational or governing documents of such Stockholder, in each case of clauses (i) through (iii), except for such violations, breaches or defaults as would not materially delay or materially impair the ability of such Stockholder to perform its obligations under this Agreement.

(b)          No consent, approval, order or authorization of, or registration, declaration or, except as required under the HSR Act or in compliance with any applicable requirements of any other Regulatory Laws, any competition, antitrust and investment laws or regulations of any jurisdiction or by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement or the performance by such Stockholder of its obligations under this Agreement.

5.4          Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder that would reasonably be expected to prevent, materially delay or materially impair the ability of such Stockholder to perform its obligations under this Agreement.

5.5          Brokers. No broker, finder, financial advisor, investment banker or other agent is entitled to any brokerage, finder’s, financial advisor’s, investment banking or other similar fee or commission payable by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of such Stockholder, on behalf of such Stockholder.

6.          Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholder that the Company has the full power and capacity to make, enter into and carry out the terms of this Agreement. The Company is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation. The execution and delivery of this Agreement and the performance of the Company’s obligations hereunder have been validly authorized, and assuming the accuracy of the representations and warranties set forth in Section 5.3(b), no other consents or authorizations are required to give effect to this Agreement. This Agreement has been duly and validly executed and delivered by the Company, and this Agreement constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar applicable Laws affecting creditors’ rights and remedies generally.

7.           Miscellaneous.

7.1         No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct, indirect or beneficial ownership or incidence of ownership of or with respect to the Covered Shares. Without limiting this Agreement in any manner, rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and the Company shall have no authority to direct any Stockholder in the voting or disposition of any of the Covered Shares, except as expressly provided herein.

7.2         Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Company Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Company Stock” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

7.3          Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto. No waiver by any party of its rights hereunder shall be effective against such party unless the same shall be in writing. No waiver by any party hereto of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

7.4          Expenses. Except as otherwise provided, all costs and expenses incurred in connection with this Agreement shall be paid by the party hereto incurring such cost or expense.

7.5          Notices. All notices, requests, instructions or other communications or documents to be given or made hereunder by any party to the other party to this Agreement shall be in writing and (a) served by personal delivery upon the party for whom it is intended, (b) served by an internationally recognized overnight courier service upon the party for whom it is intended, (c) delivered by registered or certified mail, return receipt requested or (d) sent by email:

(i)           if to the Company or the Stockholder, to:

Electronic Arts Inc.
209 Redwood Shores Parkway
Redwood City, CA 94065
Attention:	Jacob J. Schatz, Executive Vice President,
Global Affairs and Chief Legal Officer
Email:	[***]

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY  10019
Attention:	Edward D. Herlihy, Esq.
David K. Lam, Esq.
Eric M. Feinstein, Esq.
Email:	EDHerlihy@wlrk.com
DKLam@wlrk.com
EMFeinstein@wlrk.com

or to such other Person or addressees as has or have been designated in writing by the party to receive such notice provided above.  Any notice, request, instruction or other communications or document given as provided above shall be deemed given to the receiving party (w) upon actual receipt, if delivered personally, (x) on the next Business Day after deposit with an overnight courier, if sent by an overnight courier, (y) three (3) Business Days after deposit in the mail, if sent by registered or certified mail or (z) upon transmission if sent by email (so long as there is no return error message or notification of non-delivery).  Copies to outside counsel are for convenience only and failure to provide a copy to outside counsel does not alter the effectiveness of any notice, request, instruction or other communication otherwise given in accordance with this Section 7.5.

7.6          Enforcement; Governing Law and Venue.

(a)          The rights and remedies of the parties hereto shall be cumulative with and not exclusive of any other remedy conferred hereby. The parties hereto agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

(b)          This Agreement and any action (whether at law, in contract or in tort) that may directly or indirectly be based upon, relate to or arise out of this Agreement or any transaction contemplated hereby, or the negotiation, execution or performance hereunder shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.  In addition, each of the parties (i) expressly submits to the personal jurisdiction and venue of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court of the United States of America within the State of Delaware) (the “Chosen Courts”), in the event any dispute between the parties (whether in contract, tort or otherwise) arises out of this Agreement or the transactions contemplated hereby, (ii) expressly waives any claim of lack of personal jurisdiction or improper venue and any claims that such courts are an inconvenient forum with respect to such a claim, and (ii) agrees that it shall not bring any claim, action or proceeding against any other parties relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts.  Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth in Section 7.5, such service to become effective ten (10) days after such mailing.

7.7         Waiver of Jury Trial. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.7.

7.8          Documentation and Information.  Each Stockholder consents to and authorizes the publication and disclosure by the Company of such Stockholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), and any other information that the Company reasonably determines is required to be disclosed by applicable Law, in any press release, the Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Each Stockholder acknowledges that the Company, in its sole discretion, may file this Agreement or a form hereof with the U.S. Securities and Exchange Commission (the “SEC”) or any other Governmental Authority. Such Stockholder agrees to promptly give the Company any information it may reasonably request for the preparation of any such disclosure documents.

7.9          Further Assurances. Each Stockholder agrees, from time to time, at the reasonable request of the Company and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

7.10        Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

7.11        Reliance. Each Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

7.12       Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. References to any period of days will be deemed to be to the relevant number of calendar days unless otherwise specified. The parties agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

7.13        Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Applicable Law or otherwise) without the prior written consent of the other parties, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

7.14        Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

7.15       Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by email of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

7.16       Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement. This Section 7.16 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time or the termination of this Agreement.

7.17       No Recourse. All claims, obligations, liabilities and causes of action based upon, in respect of, arising under, by reason of, in connection with, or relating in any manner to this Agreement may be made only against (and are those solely of) the Persons that are expressly identified as parties in the preamble and signatories to this Agreement (the “Contracting Parties”). No Person who is not a Contracting Party, including any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative, financing source, heir or assignee of, or any financial advisor or lender to, or successor to, any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative, financing source, heir or assignee of, or any financial advisor or lender to, or successor to, any of the foregoing (collectively, “Nonparty Affiliates”), shall have any liability, obligations, claims or causes of action based upon, in respect of, arising under, by reason of, in connection with, or relating in any manner to this Agreement, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of any party hereto or otherwise, and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action and obligations against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by Law, (a) each Contracting Party hereby waives and releases any and all rights, claims, demands or causes of action that may otherwise be available at Law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise and (b) each Contracting Party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made by a Nonparty Affiliate in, in connection with, or as an inducement to this Agreement.

7.18       Termination. This Agreement shall automatically terminate without further action by any of the parties hereto and shall have no further force or effect as of the Expiration Time; provided that the provisions of this Article 7 shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party for that party’s breach of any of the terms of this Agreement prior to the date of termination; provided, however, that in no event shall any Stockholder have any liability for any monetary damages resulting from a breach of this Agreement other than in connection with a Willful and Material Breach of this Agreement by such Stockholder. For purposes hereof, “Willful and Material Breach” means a material breach of this Agreement that results from a willful or deliberate act or failure to act by a Party that knows, or could reasonably be expected to have known, that the taking of such act or failure could result in such a material breach.

7.19       No Agreement until Executed. This Agreement shall not be effective unless and until (i) the Company Board has approved, for purposes of any applicable takeover Laws, and any applicable provision of the certification of incorporation or bylaws of the Company, the Merger Agreement, this Agreement and the transactions contemplated hereby and thereby, including the Merger, and following such approval, (ii) the Merger Agreement is executed by all parties thereto and (iii) this Agreement is executed and delivered by all parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

COMPANY:

ELECTRONIC ARTS INC.

By:
Name: Andrew Wilson
Title: Chief Executive Officer

STOCKHOLDER:

[●]

By:
Name:

Schedule A

Stockholder	Shares of Company Common Stock
[●]	[●]